Moody National REIT I, Inc. POS AM

EXHIBIT 10.104

ASSUMPTION OF ENVIRONMENTAL INDEMNITY

THIS ASSUMPTION OF ENVIRONMENTAL INDEMNITY (this “Assumption”) is dated as of September 30, 2014 by and between Moody National 1 Polito Lyndhurst Holding, LLC, a Delaware limited liability company, Moody National REIT I, Inc., a Maryland corporation (collectively, “Assumptor”), and German American Capital Corporation, a Maryland corporation (“Noteholder”).

RECITALS
A.           Noteholder and Assumptor have entered into that certain Assumption and Loan Modification Agreement (the “Loan Modification Agreement”) dated of approximately even date herewith, together with other loan modification documents referenced therein (collectively, the “Loan Modification Documents”).

B.           The entities identified on Exhibit A attached hereto, Moody National CY Lyndhurst H, LLC, a Delaware limited liability company (collectively, the “Environmental Guarantors”) and Brett Moody are indemnitors under that certain Environmental Liabilities Agreement dated August 31, 2007 (the “Environmental Indemnity”) in favor of Noteholder’s predecessor in interest.

C.           Assumptor desires to assume the Environmental Guarantors’ (Brett Moody’s, obligations will remain in place) obligations under the Environmental Indemnity, and Noteholder desires to consent to such assumption on the terms set forth herein.

D.           The full execution of this Assumption is a condition precedent to the effectiveness of the Loan Modification Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Incorporation by Reference. The terms contained in the Loan Modification Agreement are hereby incorporated herein by reference.

2.           Assumption of Environmental Indemnity. Assumptor hereby assumes all of Environmental Guarantors’ duties, obligations and liabilities under the Environmental Indemnity, and Noteholder hereby consents to such assumption.

3.           Consent. Assumptor acknowledges receiving copies of and reading the Loan Modification Documents, including the Environmental Indemnity, and hereby consent to all of the terms and provisions of the Environmental Indemnity.

4.           Reaffirmation of Loan Documents. Assumptor agrees that all references, if any, to the Note, the Mortgage and any other Original Loan Documents in the Environmental Indemnity shall be deemed to refer to such agreements, documents and instruments as modified and restated by the Loan Modification Documents. The Original Loan Documents, as amended by the Loan Modification Agreement and by the Loan Modification Documents, including this Assumption, shall be considered “Loan Documents” with each reference in the Environmental Indemnity to any of the Original Loan Documents to be to such Original Loan Documents as amended by the Loan Modification Agreement and the Loan Modification Documents.

5.           Representation and Warranty. Assumptor represents and warrants that the Environmental Indemnity, as modified, is the legal, valid, and binding obligation Assumptor, subject to bankruptcy, insolvency and similar laws affecting the enforcement of the rights or remedies of creditors generally and/or equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.           Miscellaneous. This Assumption may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. A facsimile or electronic copy of the signature pages of this Assumption shall be effective and binding upon the parties as if such signatures were original signatures. Should any provision of this Assumption be declared or determined by any court to be illegal or invalid, the validity of the remaining provisions of this Assumption shall not be affected thereby.

7.           Defined Terms. Capitalized terms used herein or in the Environmental Indemnity, as hereby amended, and not otherwise defined shall have the meaning ascribed to them in the Loan Modification Agreement. Anything in the Loan Modification Documents to the contrary notwithstanding, the Environmental Indemnity, as hereby modified, remain in full force and effect and all references to “Borrower” in the Guaranties shall be deemed to refer to Assumptor.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption as of the day above first written.

ASSUMPTOR:

Moody National 1 Polito Lyndhurst Holding, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

Moody National REIT I, Inc., a Maryland corporation

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Chief Executive Officer

NOTEHOLDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By: Situs Holdings, LLC, a Delaware limited liability company d/b/a Hanover Street Capital Partners, acting in its capacity as servicer and not individually

By:	/s/ Allen Hanson
Name:	Allen Hanson
Title:	Managing Director

Exhibit A

TIC CY Lyndhurst 1, LLC
TIC CY Lyndhurst 2, LLC
TIC CY Lyndhurst 3, LLC
TIC CY Lyndhurst 4, LLC
TIC CY Lyndhurst 5, LLC
TIC CY Lyndhurst 6, LLC
TIC CY Lyndhurst 7, LLC
TIC CY Lyndhurst 8, LLC
TIC CY Lyndhurst 9, LLC
TIC CY Lyndhurst 10, LLC
TIC CY Lyndhurst 11, LLC
TIC CY Lyndhurst 12, LLC
TIC CY Lyndhurst 13, LLC
TIC CY Lyndhurst 14, LLC
TIC CY Lyndhurst 15, LLC
TIC CY Lyndhurst 16, LLC
TIC CY Lyndhurst 17, LLC
TIC CY Lyndhurst 18, LLC
TIC CY Lyndhurst 19, LLC
TIC CY Lyndhurst 20, LLC
TIC CY Lyndhurst 21, LLC
TIC CY Lyndhurst 22, LLC
TIC CY Lyndhurst 23, LLC
TIC CY Lyndhurst 24, LLC
TIC CY Lyndhurst 25, LLC
TIC CY Lyndhurst 26, LLC
TIC CY Lyndhurst 27, LLC
TIC CY Lyndhurst 28, LLC
TIC CY Lyndhurst 29, LLC
TIC CY Lyndhurst 30, LLC
TIC CY Lyndhurst 31, LLC
TIC CY Lyndhurst 32, LLC